UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 28, 2005
FCB BANCORP
Incorporated Under the Laws of the State of California

333-126401 Commission File Number	20-3074387 I.R.S. Employer Identification Number
1100 Paseo Camarillo
Camarillo, California 93010
(805) 484-0534
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

8.01 Other Events.
     On December 7, 2005 FCB Bancorp (the “Company”) announced that the acquisition of its wholly owned subsidiary, South Coast Commercial Bank, by Woori America Bank has been completed for a premium of $1 million before taxes and expenses. The premium will reduce the previously recognized goodwill that arose from FCB Bancorp’s purchase of South Coast Commercial Bank on September 30, 2005.
SIGNATURE
     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FCB BANCORP
Date: December 7, 2005	By:	/s/ Romolo Santarosa
Romolo Santarosa
Executive Vice President and Chief Financial Officer